                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BLIMPIE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     -------------------------------------------------------------------------


     4) Proposed maximum aggregate value of transaction (Set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------------------------------------


     5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     1) Amount Previously Paid:

     -------------------------------------------------------------------------


     2) Form, Schedule or Registration Number:

     -------------------------------------------------------------------------


     3) Filing Party:

     -------------------------------------------------------------------------


     4) Date Filed:

     -------------------------------------------------------------------------

                                                               November 10, 2000

TO OUR SHAREHOLDERS:

  You are cordially invited to attend our Annual Meeting of Shareholders for the fiscal year ending June 30, 2001 which will be held on Monday, December 11, 2000 at 9:00 A.M., local time, at the offices of Hall Dickler Kent Goldstein & Wood, LLP, 909 Third Avenue, New York, New York 10022, on the 27th Floor.

  At this meeting, you will be asked to consider and vote upon the election of six (6) directors who will serve until the annual meeting to be held in December 2001; to approve a new incentive stock ownership plan to replace our recently expired Omnibus Stock Incentive Plan and to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

  The accompanying Notice of Annual Meeting and Proxy Statement set forth in detail the business intended to be transacted. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company.

  If you are unable to join us at the meeting it is very important that you be represented by proxy. Therefore, please take a moment to sign, date, and return your proxy in the enclosed envelope. If you do not have a proxy, please call your broker or the Company, and ask that a proxy be mailed to you. Your cooperation in mailing your proxy promptly will not only be greatly appreciated; it will also result in a significant benefit to the Company.

                                    Sincerely yours,



                                    ANTHONY P. CONZA
                                    Chairman and Chief Executive Officer

                          BLIMPIE INTERNATIONAL, INC.
                                 740 BROADWAY
                           NEW YORK, NEW YORK 10003

                                ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held Monday, December 11, 2000

                                ---------------

--------------------------------------------------------------------------------

To The Holders Of Common Stock Of
 BLIMPIE INTERNATIONAL, INC.

  The Annual Meeting of the holders of the Common Stock of Blimpie International, Inc. (the "Company") will be held at the offices of Hall Dickler Kent Goldstein & Wood, LLP, 909 Third Avenue, New York, New York 10022, on the 27th Floor, on Monday, December 11, 2000 at 9:00 A.M., local time, for the following purposes:

     1. To elect six (6) persons to serve as directors of the Company until the Annual Meeting to be held in December 2001 for the fiscal year ending June 30, 2002;

     2. To consider and vote upon a proposal to adopt the 2000 Omnibus Stock Incentive Plan;

     3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001; and

     4. To transact such other business as may properly come before the meeting.

  Only holders of record of the Company's Common Stock at the close of business on October 23, 2000, are entitled to notice of or to vote at this meeting and any adjournment or adjournments thereof. Shareholders are entitled to vote upon all business as may properly be presented for consideration at the meeting.

                                    By Order of the Board of Directors



                                    CHARLES G. LEANESS,
                                    Secretary

New York, New York
November 10, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

                                PROXY STATEMENT
                          BLIMPIE INTERNATIONAL, INC.
                                  740 BROADWAY
                            NEW YORK, NEW YORK 10003

                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                    FOR THE FISCAL YEAR ENDING JUNE 30, 2001

                                ---------------

                            SOLICITATION OF PROXIES

  The enclosed proxy is solicited by the Board of Directors of Blimpie International, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held December 11, 2000, and at any adjournment or adjournments thereof (the "Annual Meeting"). A proxy may be revoked by notice in writing to the Secretary at any time prior to the exercise thereof. Each valid proxy received in time will be voted at the Annual meeting, and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the persons named in the accompanying proxy have advised the Company of their intention to vote the shares represented by the proxies received by them (i) in favor of the election as directors, the persons named in the proxy as nominees for directors; (ii) in favor of the adoption of the 2000 Omnibus Stock Incentive Plan; (iii) in favor of ratifying the selection of Ernst & Young LLP, as the Company's independent auditors for the fiscal year ending June 30, 2001; and (iv) in accordance with their best judgment on any other matters that may come before the meeting.

  The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, Registrar and Transfer Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out-of-pocket expenses which, in the aggregate, are estimated to be less than $5,000. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone, telegraph or telex. It is anticipated that on or about November 10, 2000, this proxy statement and the enclosed form of proxy will be mailed to shareholders.

  The outstanding voting securities of the Company on October 23, 2000 (the "Record Date") consisted of 9,313,058 shares of Common Stock, $.01 par value (the "Common Stock"). Only shareholders of record at the close of business on the Record Date are entitled to notice of or to vote at the Annual Meeting.

  Each share of Common Stock is entitled to one vote with respect to each proposal which shall properly come before the Annual Meeting for consideration by the shareholders. The holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in person or by proxy to constitute a quorum.

                   PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

  Six directors are to be elected at the meeting to hold office until the Annual Meeting to be held in December 2001 for the fiscal year ending June 30, 2002, and until their respective successors have been elected and qualified.

  The persons named as proxies intend (unless authority is withheld) to vote for the election of the persons hereinafter named as directors for terms expiring in 2001 upon their nomination for such office at the Annual Meeting. The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for election of each director.

  If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board. The Board has no reason to believe any of the nominees will be unable to serve if elected.

  The Board Of Directors recommends a vote FOR each of the nominees for election as directors.

Pertinent information concerning the nominees for directors follows:

Nominees For Election As Directors

 Anthony P. Conza, Age 60

     Mr. Anthony P. Conza, together with two individuals who are not affiliated with us, originally created the Blimpie concept in 1964. He is one of the original founders of the Blimpie outlet chain, and is one of our co-founders. He has been Chairman of our Board of Directors, and our President and Chief Executive Officer since we commenced business operations in 1977. In 1992, the "Entrepreneur of the Year" for New York, an award sponsored by Ernst & Young, Merrill Lynch and Inc. Magazine, was presented to Mr. Conza. In the same year, he was also named Chain Operator of the Year by the New York State Restaurant Association. He is a member of the Board of the Jose Limon Dance Company, a member of the Board of Governors of The Boys & Girls Clubs of America and he serves on the Dean's Council at Harvard University's JFK School of Government. Mr. Conza is the author of a book entitled, "Success... It's a Beautiful Thing," published by John Wiley & Sons, Inc. Mr. Conza is the brother of Joseph A. Conza, the brother-in-law of Patrick Pompeo and the father-in-law of Joseph Morgan.

 David L. Siegel, Age 56

     Mr. Siegel, one of our co-founders, served as our Executive Vice President and General Counsel and as a member of our Board of Directors since our formation in 1977. In September 1995, he was appointed as our Vice Chairman of the Board, Chief Operating Officer and General Counsel. He also served as our Treasurer from 1977 until January, 1991. He is also a practicing attorney in the City of New York. Mr. Siegel received a Bachelor of Arts degree in 1965 from Marietta College, a Juris Doctor Degree in 1968 from New York University School of Law and a Master of Laws Degree in 1970 from New York University School of Law. During the past five years, Mr. Siegel has also served as an officer of each of our leasing subsidiaries.

 Patrick J. Pompeo, Age 61

     Mr. Pompeo has served as a director and Senior Vice President in charge of operations since the time of commencement of our business operations in 1977. In September 1995, he became Executive Vice President of Research Development and Procurement. Mr. Pompeo is also a principal shareholder, officer and director of Georgia Enterprises, Inc., our Subfranchisor for the State of Georgia. Mr. Pompeo is the brother-in-law of Anthony Conza.

 Charles G. Leaness, Age 50

     Mr. Leaness has been a member of our Board of Directors since we commenced business operations, and served as our Senior Vice President-Corporate Counsel for more than the past five years. He was appointed Chief Executive Officer of Maui Tacos International, Inc. in February 1999. In September, 1995, he was appointed as one of our Executive Vice Presidents. Mr. Leaness is also a principal shareholder, officer and director of Llewellyn Distributors, Inc., our Blimpie Subfranchisor for a part of New Jersey, of Manhattan Maui, Inc., our subfranchisor for Maui Tacos for the County of New York in New York State, and of New Jersey Maui, Inc., our subfranchisor for Maui Tacos for parts of New Jersey including Bergen, Essex, Hudson, Morris, and Middlesex counties. Mr. Leaness received a Bachelor of Arts degree from Tulane University in 1972 and a Juris Doctor degree from New York Law

School in 1982. Mr. Leaness is a practicing attorney in New York State. He currently serves as Director of the New York State Restaurant Association and is President of the New York City Chapter. Mr. Leaness also serves on the Board of Directors of the International Franchise Association (IFA).

 Alvin Katz, Age 71

     Mr. Katz was appointed to our Board of Directors on November 23, 1993. Mr. Katz has been a member since September 1993 of the Board of Directors of Nastech Pharmaceutical Company, Inc., a company engaged in the development of pharmaceuticals. Since 1981, he has served as an adjunct professor of business management at Florida Atlantic University. In 1991, Mr. Katz was appointed Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacturing of pollution monitoring equipment. He held this position until that company was sold in September 1992. Mr. Katz also serves on the Board of Directors of Amtech Systems Inc. which is engaged in the manufacture of capital equipment in the chip manufacturing business. Mr. Katz holds a B.S. in Business Administration degree from New York University and has done graduate work at C.U.N.Y.-Baruch School.

 Harry G. Chernoff, Age 54

     Dr. Chernoff was appointed to our Board of Directors on November 23, 1993. For more than the past five years, Dr. Chernoff has been a principal of HMS Properties, Inc., a real estate investment, development and management firm. Dr. Chernoff has an active financial and operational consulting practice with major financial institutions, and food and hospitality firms as his clients. Dr. Chernoff received a Ph.D. in Operations Management from the New York University Leonard N. Stern School of Business in 1985, and has been a member of the faculty of New York University for 20 years. He also received a B.S. degree from New York University in 1968 and an M.S. degree from that institution in 1975.

  The Board Of Directors; Committees And Attendance

  The Board of Directors held four meetings during the fiscal year ended June 30, 2000. All of the directors attended each of such meetings, except that Dr. Chernoff was absent from one meeting. The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, among other things, makes recommendations to the Board, for approval by the shareholders, regarding the appointment of independent auditors to audit the financial accounts, books and records of the Company, meets jointly and/or separately with the chief financial officer of the Company and such auditors before commencement and after conclusion of the audit to discuss the evaluation by the auditors of the adequacy and effectiveness of the accounting procedures and internal controls of the Company and its subsidiaries, to approve the overall scope of the audit to be made and the fees to be charged, to review the audited financial statements of the Company, to discuss the results of the audit, and to discuss any significant recommendations by the auditors of improvement of accounting systems and controls of the Company. The Compensation Committee develops executive compensation policies and practices designed to enhance the Company's business plans and strategies, and is responsible for the administration of the Company's Omnibus Stock Incentive Plan. The Compensation Committee has full authority in its discretion to determine the individuals to whom awards shall be made under such plan, the time or times when they shall receive them and the terms and conditions thereof, all as more fully set forth and described in such plans. Messrs. Katz and Chernoff serve on both of such Committees. Mr. Conza is also a member of the Compensation Committee. The Audit Committee met on one occasion during fiscal year 2000, and the Compensation Committee acted once by unanimous written consent in lieu of a meeting during such year.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation awarded to, earned by or paid to our Chief Executive Officer and our four highest-paid executive officers who served as such at June 30, 2000 and whose annual compensation and bonus was $100,000 or more (collectively, the "Named Executive Officers"). Information with respect to salary, bonus, other annual compensation, restricted stock and options is included for the fiscal years ended June 30, 2000, 1999 and 1998. We have not paid any compensation that would qualify as "Restricted Stock Awards," payouts pursuant to long-term incentive plans ("LTIP Payouts"), or "All Other Compensation" in any of the three years in the period ended June 30, 2000.

                                                                                  Long Term
                                                                                   Compen-
                                                   Annual Compensation             sation
                                             -------------------------------       ------
                                     Fiscal                            Other     Securities      All
                                      Year                             Annual    Underlying     Other
             Name and                 Ended                            Compen-    Options/     Compen-
        Principal Position           June 30  Salary($)  Bonus ($)     sation      SARs(#)      sation
-----------------------------------  -------  ---------  ---------     ------      -------      ------
Anthony P. Conza,
   Chairman & CEO                    2000     $242,320    $10,804     $  498(1)     --         $2,385(3)
                                     1999      235,330     30,736        919(1)    25,000       2,715(3)
                                     1998      217,375     41,006      1,172(1)     --            --
David L. Siegel,
   Vice Chairman & COO               2000      180,474      5,527        498(1)     --          2,100(3)
                                     1999      174,297     15,498        919(1)    25,000       1,914(3)
                                     1998      156,748     21,558      1,172(1)     --            --
Charles G. Leaness,
   Exec. V.P.                        2000      172,182      3,768      1,618(1)     --          2,050(3)
                                     1999      141,250      8,391      3,399(1)    25,000       1,922(3)
                                     1998      124,028     14,521      4,397(1)     --            --
Patrick J. Pompeo,
   Exec. V.P.                        2000      148,084      3,768        498(1)     --          2,050(3)
                                     1999      138,971      9,891        919(1)    25,000       2,000(3)
                                     1998      115,615     14,521      1,172(1)     --            --
Joseph W. Morgan,
   Sr. V.P., President -             2000      175,940      2,886        498(1)   125,000       2,050(3)
   Blimpie Subs & Salads             1999      136,437      6,856        919(1)    35,000       1,828(3)
   and Pasta Central                 1998      114,654     10,451      3,938(1,2)   --            --

(1) Represents commissions paid with respect to master license sales consummated.

(2) Reflects the fair market value on the date of grant of shares of our Common Stock granted to Mr. Morgan of $2,766 in 1998.

(3) Represents matching contributions which we made to our 401(k) Plan on behalf of each of the Named Executive Officers.

Options/SAR Grants In Last Fiscal Year

Individual Grants
                          Number of       % of Total                               Potential Realizable
                          Securities        Options                                  Value at Assumed
                          Underlying      Granted to       Exercise                Annual Rates of Stock
                           Options         Employees       or Base                  Price Appreciation
                           Granted         in Fiscal        Price     Expiration      for Option Term
                                                                                      ---------------
     Name                    (#)            Year           ($/Sh)        Date          5($)      10($)
     ----                    ---            ----           ------        ----          ----      -----
Anthony P. Conza             --             --            $  --           --        $    --    $    --
David L. Siegel              --             --               --           --             --         --
Charles G. Leaness           --             --               --           --             --         --
Patrick J. Pompeo            --             --               --           --             --         --
Joseph W. Morgan           125,000         96.2%            2.69       8/24/09       211,305    535,484

Fiscal Year End Option Values

     The following table sets forth the number of unexercised options held by our Named Executive Officers during the fiscal year ended June 30, 2000. No options were exercised during such period.

                                                                                                      Value of
                                                                                Number of            Unexercised
                                                                               Unexercised          In-the-Money
                                                                              Options/SARs          Options/SARs
                                                                               at FY-End(#)         at FY-End($)
                                   Shares Acquired           Value             Exercisable/         Exercisable/
           Name                     on Exercise(#)         Realized($)        Unexercisable         Unexercisable
           ----                     --------------         -----------        -------------         -------------
Anthony P. Conza                        --                  --                 47,000/18,000        $  -- / --
David L. Siegel                         --                  --                 47,000/18,000           -- / --
Charles G. Leaness                      --                  --                 31,000/14,000           -- / --
Patrick J. Pompeo                       --                  --                 31,000/14,000           -- / --
Joseph W. Morgan                        --                  --                 91,000/94,000           -- / --


Compensation Committee Report On Executive Compensation

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        OF BLIMPIE INTERNATIONAL, INC.

     The primary purpose of this Committee is to develop executive compensation policies and practices which coincide with and enhance the business plans and strategies which the Company undertakes in connection with the pursuit of its business objectives.

     During the past several years, this Committee has almost exclusively followed a policy of rewarding its senior executives with compensation packages consisting of salaries which are determined upon the basis of the following four factors (1) appreciation or depreciation in the Company's Common Stock during the prior year, (2) increase or decrease in earnings during the prior year, (3) changes in the size and industry position of the Company through expansions or contractions in the overall size of the franchise chain, and (4) the growth of the Company's international franchise operations. In determining the salary to be paid to the Company's Chief Executive Officer and its other senior executives, this Committee also considers, in addition to the foregoing factors, the comparative salaries paid to other Chief Executives and senior executives in the quick service restaurant industry, based upon the Executive Compensation Rankings published annually by Restaurant Business Magazine. Recently, we added a fifth factor, i.e., the impact of the Company's new franchise initiatives Maui Tacos, Pasta Central and Smoothie Island upon the Company's current and future earnings prospects.

     The payment of bonuses to the Company's senior executives is not a matter which falls within the jurisdiction of this Committee. Instead, during the fiscal year ended June 30, 1991, the Board of Directors adopted a Company-wide standard policy regarding such payments. Such policy is based upon the Company's annual net income, as determined for financial reporting purposes. A bonus pool is funded with 10% of the Company's annual net income. In prior fiscal years, a percentage of the bonus pool was assigned to each level of employment in the Company. The funds assigned to each of the levels were divided by the number of employees on each level, and payments were made on a quarterly basis with each payment being made two months after the end of the quarter. During the fiscal year ended June 30, 2000, this methodology was changed in order to allocate a greater percentage of the overall bonuses to non-executive employees. Under the new methodology, each level of employment is assigned a targeted bonus amount based on the budgeted net income for the year. Bonuses are paid quarterly based on the actual net income as a percentage of the budgeted net income for the quarter. This change resulted in a decrease in the targeted bonus for the senior executives of approximately 40%, with the offsetting increase being allocated to non-executive employees. The targeted bonus amounts assigned to each of the senior executive levels are as follows:

            Chief Executive Officer                      $24,000
            Chief Operating Officer                       12,000
            Executive Vice Presidents                      8,000
            Senior Vice Presidents                         6,000

     In applying the above-described factors to the determination of the compensation to be paid to Anthony P. Conza, the Company's Chief Executive Officer, during fiscal 2000 your Committee included in its deliberation of the above-described factors, such matters as the Company's efforts to achieve increases in quarterly and annual revenues, income and earnings, and the strides taken by the Company to expand the scope of its operations both internationally and in terms of the development of its new product and franchise offerings. As a result of our consideration of all of such factors, this Committee awarded Mr. Conza a modest 3.0% salary increase to $242,320 for the year ended June 30, 2000, and no stock options. By comparison, during the prior fiscal year, Mr. Conza received an 8.3% salary increase to $235,330, and incentive-based compensation in the form of options to purchase 25,000 shares of the Company's common stock which were issued under the Omnibus Stock Incentive Plan. Our decision to provide only a modest increase in the cash compensation to be paid to Mr. Conza during fiscal 2000, and no additional grants of Plan options was based upon our views that the efforts previously commenced by Mr. Conza and the other members of the Company's senior management to establish and sustain momentum in the Company's efforts to expand internationally, and to develop new product and franchise offerings, showed promise as sources of additional revenues. As a consequence of these views, the compensation packages of Messrs. Siegel and Pompeo also consisted of modest salary increases of less than 7% with no additional grants of Plan options. Messrs. Leaness and Morgan received greater increases of 21.9% and 29.0%, respectively, to reflect increased responsibilities assumed during the year. Mr. Morgan also received additional grants of Plan options amounting to 125,000 shares in order to keep his level of incentive compensation more in line with the compensation packages received by executives performing services at other quick service restaurant franchise companies similar to those performed for the Company by Mr. Morgan.

     In summary, it is this Committee's belief that the compensation policies that we have described in this report have served the best interests of the shareholders and the Company. Such policies have been designed to provide appropriate levels of compensation to the Company's senior executives based upon the particular combination of factors which apply to this Company. As and when those factors change, this Committee will make every effort to make adjustments to its policies in a manner which will provide fair and reasonable levels of compensation and appropriate incentives to its executives, while continuing to be in the best interests of the shareholders and the Company.

Respectfully submitted,

The Compensation Committee



     /S/ ALVIN KATZ                           /S/ HARRY G. CHERNOFF
------------------------                   ---------------------------

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                        OF BLIMPIE INTERNATIONAL, INC.

     The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The committee discussed with the Company's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held one meeting during fiscal 2000 in addition to a number of informal correspondences during the year.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the company's independent auditors.

Respectfully submitted,

The Audit Committee



     /S/ ALVIN KATZ                           /S/ HARRY G. CHERNOFF
------------------------                   ---------------------------

Comparison Of Total Shareholder Returns

     The performance graph which follows compares the cumulative total shareholder returns on the Company's Common Stock for the five-year period ended June 30, 2000 with the S&P 500 Index and the S&P 500 Restaurants Index during the same period. The graph assumes that the value of the Company's Common Stock and the value of each Index was $100 on June 30, 1995, and that all dividends have been reinvested. The shareholder returns shown below may not be indicative of future performance.

                                    [GRAPH]


Company / Index                    Jun-95         Jun-96       Jun-97        Jun-98         Jun-99       Jun-00
-------------------              ----------     ---------    ----------    ----------     ---------    ----------
Blimpie International, Inc.         100           197.74        74.95         42.42          39.22        26.70
S&P 500 Index                       100           126.00       169.73        220.92         271.19       290.85
S&P Restaurants Index 500           100           117.67       123.06        166.71         209.00       160.78

Omnibus Stock Incentive Plan

     The Company's Omnibus Stock Incentive Plan (the "Plan"), which expired on June 30, 2000, permitted the grant of awards to employees of the Company (including officers and directors who are employees of the Company or a subsidiary of the Company) of restricted shares of the Company's Common Stock, performance shares of the Company's Common Stock, stock appreciation rights relative to the Company's Common Stock and both incentive stock options and non-qualified options to purchase shares of the Company's Common Stock. A maximum of 950,000 shares maybe issued under the Plan. Through June 30, 2000, the Company granted to certain employees, pursuant to the Plan: (a) options to acquire a total of 792,500 shares of Common Stock, net of amounts canceled or exercised; and (b) stock grants of 93,500 shares of Common Stock. The options are exercisable at the fair market value on the date of grant, with prices ranging from $2.13 to $14.75 per share. The options and stock grants generally provide for vesting at the rate of 20% per annum and expire five to ten years after the date of the grant. As of June 30, 2000, 7,850 options had been exercised, 378,800 options had been vested and not exercised, and 91,200 shares of stock had been issued under the stock grant program. The aggregate value of the shares issuable pursuant to vested options under the Plan was $640,172 based on the closing price of the Common Stock on September 26, 2000 of $1.69 per share. The Plan was adopted in order that the participants in the Plan will have financial incentives to contribute to the Company's growth and profitability, and to enhance the ability of the Company to attract and retain in its employ individuals of outstanding ability.

     Warrants and Options Issued To Non-Employee Directors

     On November 24, 1993, the Company issued to each of Harry Chernoff and Alvin Katz, two non-employee directors of the Company, warrants to purchase up to 7,500 shares of the Company's Common Stock at the purchase price of $6.00 per share at any time prior to November 24, 1998. On September 1, 1995, the Company issued to each of Messrs. Chernoff and Katz warrants to purchase up to 4,000 shares of the Company's Common Stock at the purchase price of $8.875 per share at any time prior to September 1, 2000. On September 11, 1998, the Company canceled all of the warrants issued to the non-employee directors and replaced them with incentive stock options to purchase up to 17,000 shares of the Company's Common Stock at the purchase price of $2.56 per share, vesting at 20% per year beginning September 11, 1998, and exercisable through September 2008.

                            DIRECTORS' COMPENSATION

     The Board has adopted a compensation policy to help the Company to attract and maintain the services of qualified outside directors. Such compensation consists of (a) payment of a directors fee of $9,000 per annum plus $500 per meeting attended; (b) issuance of five year warrants or options to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the closing price of such stock on the date of his or her appointment or election to the Board; (c) issuance of additional warrants or options, at the discretion of the Board, periodically during the tenure of an outside director; and (d) reimbursement of the reasonable travel and lodging expenses incurred by each outside director in attending Board meetings which are not held within a 75 mile radius of his or her residence or principal place of business.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the holdings of our Common Stock as of September 26, 2000 by (1) each person or entity known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock; (2) each director and executive officer; and (3) all directors and executive officers as a group. All of the holders of our Common Stock are entitled to one vote per share.


                                                                   Number of Shares                   Percent
       Name and Address of Beneficial Owner (1)                 Beneficially Owned (2)               Owned (3)
      -----------------------------------------                 ----------------------               ---------
Heartland Advisors, Inc.(4)                                             500,000                           5.2%
Anthony P. Conza......................................                2,993,713  (5)                     31.9%
David L. Siegel.......................................                1,530,875  (6)                     16.3%
Charles G. Leaness....................................                  467,188  (7)                      5.0%
Patrick Pompeo........................................                  431,157  (8)                      4.6%
Alvin L. Katz (9).....................................                   30,200 (10)                       *
Harry G. Chernoff (11)................................                   22,468 (12)                       *
Joseph W. Morgan......................................                  225,533 (13)                      2.4%
Joseph A. Conza.......................................                   79,080 (14)                       *
Robert S. Sitkoff.....................................                   60,815 (15)                       *
Brian D. Lane.........................................                   22,799 (16)                       *
All Directors and Executive Officers
As a Group (10 Persons)...............................                5,863,828 (17)                     60.6%

-------------
* Represents less than 1%.

(1) Except as otherwise noted, the address of each of the persons listed below is 740 Broadway, New York, New York 10003.

(2)   Includes shares actually and beneficially owned.

(3) Based upon 9,314,116 shares outstanding on October 12, 2000 (not including 319,910 treasury shares), increased by the number of shares under options which the holder(s) thereof have the right to acquire within 60 days from October 12, 2000.

(4) The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202.

(5) Includes 47,000 shares which Mr. Conza may acquire pursuant to options exercisable within 60 days of October 12, 2000. Does not include (a) 37,050 shares owned by Mr. Conza's daughter, (b) 9,300 shares owned by Mr. Morgan (Mr. Conza's son-in-law), (c) 125,000 shares owned jointly by Mr. Conza's daughter and Mr. Morgan over which Mr. Morgan has sole voting power, (d) 4,150 shares owned by Mr. Conza's parents, (e) 44,913 shares owned by Joseph Conza, the brother of Mr. Conza, and (f) 44,000 shares held by Mr. Conza's daughter as Trustee for the Anthony P. Conza Charitable Remainder Trust, as to all of which Mr. Conza disclaims beneficial ownership.

(6) Includes 47,000 shares which Mr. Siegel may acquire pursuant to options exercisable within 60 days of October 12, 2000. Does not include 13,046 shares held by Mr. Siegel's daughter, as to which Mr. Siegel disclaims beneficial ownership.

(7) Includes 31,000 shares which Mr. Leaness may acquire pursuant to options exercisable within 60 days of October 12, 2000.

(8) Includes 31,000 shares which Mr. Pompeo may acquire pursuant to options exercisable within 60 days of October 12, 2000. Does not include 6,300 shares held by Mr. Pompeo's sister and brother-in-law, as to which Mr. Pompeo disclaims beneficial ownership.

(9)   The address of Mr. Katz is 301 N. Birch Road, Ft. Lauderdale, Florida
      33304.

(10) Includes 10,200 shares which Mr. Katz may acquire pursuant to options exercisable within 60 days of October 12, 2000.

(11) The address of Dr. Chernoff is 286 Spring Street, Suite 401, New York, New York 10013.

(12) Includes 10,200 shares which Dr. Chernoff may acquire pursuant to options exercisable within 60 days of October 12, 2000.

(13) Includes 91,000 shares which Mr. Morgan may acquire pursuant to options exercisable within 60 days of October 12, 2000. Does not include (a) 37,050 shares held by Mr. Morgan's wife (Mr. A. Conza's daughter), (b) 13,100 shares held by Mr. Morgan's children, (c) 700 shares held by Mr. Morgan's wife as custodian for his son under the Transfers to Minors Act,
      (d) 44,000 shares held by Mr. Morgan's wife as Trustee for the Anthony P. Conza Charitable Remainder Trust, and (e) 16,500 shares held by a corporation of which Mr. Morgan's wife is the sole shareholder, as to all of which Mr. Morgan disclaims beneficial ownership.

(14) Includes 32,500 shares which Mr. Conza may acquire pursuant to options exercisable within 60 days of October 12, 2000.

(15) Includes 53,000 shares which Mr. Sitkoff may acquire pursuant to options exercisable within 60 days of October 12, 2000.

(16) Includes 15,000 shares which Mr. Lane may acquire pursuant to options exercisable within 60 days of October 12, 2000.

(17) Includes 367,900 shares which all of such persons may acquire pursuant to options exercisable within 60 days of October 12, 2000. Does not include the shares excluded from the percentage ownership calculations made with respect to Messrs. Conza, Siegel, Pompeo and Morgan pursuant to notes 5, 6, 8 and 13 above.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal years ended June 30, 2000, 1999 and 1998, we paid $1,162,000, $1,155,000, and $1,149,000, respectively, to Georgia Enterprises, Inc. ("Georgia Enterprises"), a corporation partially owned by Patrick Pompeo, one of our Executive Vice Presidents and directors, and Joseph Conza, one of our Senior Vice Presidents and President of B I Concept Systems, Inc., in payment of the fees that Georgia Enterprises earned as the Subfranchisor for the Georgia market. During the same three fiscal years, we paid $280,000, $305,000, and $281,000, respectively, to Llewellyn Distributors, Inc. ('Llewellyn"), a corporation partially owned by Charles G. Leaness, one of our directors and Executive Vice Presidents, who also serves as CEO of Maui Tacos International, Inc., in payment of Llewellyn's share of the fees that it earned as the Subfranchisor for the northern New Jersey market. We also paid $53,000 in fiscal 1999 and $146,000 in fiscal 1998 to International Southwest Blimpie, Inc. ('Southwest'), a corporation principally owned and controlled by Joseph Conza until its sale to an unrelated third party in November 1998, in payment of said corporation's share of the fees that it earned as the Subfranchisor for the Houston, Texas market. In fiscal 2000, we paid $8,000 to Manhattan Maui, Inc., a corporation partially owned by Charles G. Leaness, in payment of fees that Manhattan Maui, Inc. earned as subfranchisor for the New York County, NY market for Maui Tacos.

     Each of the aforementioned transactions was effected pursuant to written agreements between us and the parties thereto. Such agreements are substantially identical to the standard form of subfranchise agreement that we enter into with unaffiliated subfranchisors. In the opinion of our management, each such agreement is on terms as favorable to us as would be available from an unrelated third party.

     During the years ended June 30, 2000, 1999 and 1998, we paid $13,000, $11,000 and $11,000, respectively, to Joseph Conza as compensation for the use of his apartment in New York City by employees of our Atlanta and Houston offices during business trips. In our estimation, this practice reduced our lodging expense inasmuch as the per diem amounts paid to Mr. Conza were below the market rates for hotel accommodations which we would have been required to pay in order to house such employees during such trips to New York.

     During the fiscal years ended June 30, 2000, 1999 and 1998, we received $111,000, $110,000 and $119,000, respectively, in reimbursements of expenses from Llewellyn. Such amounts were paid pursuant to a written agreement which provides that we shall be reimbursed by Llewellyn for costs incurred by us in providing operational support services to Llewellyn. The agreement also provides that in the event the costs of such support services shall rise, then the fees paid pursuant to the agreement shall rise accordingly. In the opinion of our management, the agreement is on terms as favorable to us as would be available from an unrelated third party.

     In April 1994, Mr. Leaness borrowed the sum of $20,000 from us, and collateralized the payment thereof with the same 120,000 shares of Common Stock which he pledged in connection with a $60,000 option exercise and loan transaction consummated in December 1991. This $20,000 loan is payable upon demand and bears interest at the rate of 5% per annum.

     In March 1995, Joseph Conza borrowed the principal amount of $55,500 from us. That indebtedness is payable in constant bi-monthly payments of principal and interest computed at the rate of 8% per annum through April 15, 2015. Mr. Conza pledged 10,000 unregistered shares of our Common Stock as collateral security for the payment of all sums due under the loan. As of the end of the fiscal year, Mr. Conza was current with respect to his payment obligations and the outstanding principal balance had been reduced to approximately $48,000.

Compliance With Section 16(a) Of The Securities Exchange Act Of 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2000, the Company's officers, Directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

     PROPOSAL NUMBER 2: ADOPTION OF THE 2000 OMNIBUS STOCK INCENTIVE PLAN

     At the Company's Annual Meeting of Shareholders held in December 1995, the shareholders approved a proposal to replace the incentive stock ownership plan that had been in effect since 1993 with a new plan which we called the Omnibus Stock Incentive Plan (the "1995 Plan"). On June 30, 2000, the 1995 Plan expired. Thus, at the present time, we have no incentive stock ownership plan in place. In order to continue to provide proper incentives for existing and future employees who contribute to the Company's continued growth and expansion, the Company would like the shareholders to adopt a new omnibus incentive stock ownership plan (the "2000 Omnibus Plan") which will continue to provide the same array of incentive compensation tools offered under the 1995 Plan, and which would provide the Compensation Committee with an appropriate number of shares with which to provide such incentives.

     The 1995 Plan authorized the Company to issue a total of 950,000 shares of our common stock. As of June 30, 2000, options to purchase 792,500 shares had been granted under the 1995 Plan (378,800 of which had vested as of said date). Also as of that date, 93,500 shares of restricted stock had been awarded under the 1995 Plan (all, except 1,200 of such shares have vested and have been issued as of said date). The aggregate value of the restricted shares issued, and of the shares issuable pursuant to vested options, under the 1995 Plan was $546,000, based on the closing price of the Company's Common Stock on October 12, 2000.

     The 2000 Omnibus Plan provides for the issuance of a total of 500,000 shares of common stock plus, up to 793,700 additional shares, making a total of 1,293,700 shares which may be issued thereunder. The 793,700 additional shares consist of the 792,500 shares issuable pursuant to vested and unvested options granted under the 1995 Plan, and the 1,200 shares of unvested restricted shares awarded under the 1995 Plan. Upon cancellation, forfeiture or expiration of any those 1995 Plan restricted share awards and option grants, the shares of common stock which had been reserved for issuance thereunder shall be available for issuance pursuant to new awards of restricted shares or performance shares, and new grants of options and SARs to be made under the 2000 Omnibus Plan. Based upon the 9,314,116 shares of common stock which are currently outstanding, if all of the vested and unvested options issued under the 1995 plan were to be exercised, all of the unvested restricted shares issued under the 1995 Plan were to vest, and all of the shares issuable under the 2000 Omnibus Plan were to be issued, the total number of outstanding shares of common stock would increase to by 13.9% to 10,607,816 shares.

     The 2000 Omnibus Stock Incentive Plan was adopted by the Board of Directors, subject to approval by the shareholders, on September 18, 2000. The 2000 Omnibus Plan will become effective, if its adoption is approved by the shareholders, on the date of the Annual Meeting, i.e., December 11, 2000.

Vote Required for Approval

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of adoption of the Omnibus Plan.

        The Board of Directors recommends a vote "FOR" such approval.

     The principal features of the 2000 Omnibus Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2000 Omnibus Plan, which is set forth as Exhibit A to this Proxy Statement.

General

     The 2000 Omnibus Plan is intended to assist the Company in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and its shareholders.

Administration

     The 2000 Omnibus Plan will be administered by the Compensation Committee which will have full authority to make grants and awards upon such terms (not inconsistent with the provisions of the 2000 Omnibus Plan) as it may consider appropriate; to prescribe the forms of agreements and instruments relating to such grants and awards; to adopt, amend, and rescind rules and regulations pertaining to the administration of the 2000 Omnibus Plan; and to make all other determinations necessary or advisable for the administration of the 2000 Omnibus Plan. In order to provide a mechanism for administering the 2000 Omnibus Plan under circumstances where a vote in favor of a particular grant or award by one or members of the Compensation Committee might pose a conflict of interest, the Board of Directors also has authority to administer the 2000 Omnibus Plan in the same manner as, and with the same rights and powers possessed by, the Compensation Committee. One example in which a potential conflict of interest could arise which would prevent the Committee from acting favorably upon a proposed grant or award, but which would not pose such a problem if the Board acted on the proposal instead, would be the granting of options or restricted shares to the members of the Committee.

Grants and Awards to be Made Under the 2000 Omnibus Plan

     The Compensation Committee will be authorized:

     (a) to make grants of incentive stock options ("Incentive Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") and options not meeting such requirements ("Nonstatutory Options" which, together with Incentive Options and Reload Options, as described below, are hereinafter collectively referred to as "Options") which shall entitle participants in the 2000 Omnibus Plan to purchase shares of the Company's Common Stock at exercise prices to be determined by the Compensation Committee, subject to the condition that the exercise price of an Option must be equal to the fair market value of the Common Stock on the date of grant;

     (b) to make grants of SARs, either in tandem with an option grant, or as a separate grant, which will entitle a participant to receive with respect to each share of Common Stock as to which an SAR is exercised, either (i) the amount specified by the Compensation Committee in the agreement evidencing the grant of the SAR; or (ii) if no such amount is specified, the difference between the fair market value1 of the underlying share of Common Stock on the date of exercise of the SAR and the fair market value thereof on the date of grant;

------------------------
/1/

     Fair market value, for purposes of the Omnibus Plan, will generally be the mean between the publicly reported high and low sale prices per share of Common Stock on the date as of which such value is to be determined. On October 12, 2000, the fair market value of a share of the Company's Common Stock, as so computed, was $1.47.

     (c) to make awards of shares of Common Stock, subject to such vesting conditions and other restrictions regarding forfeiture as the Compensation Committee may specify at the time of the award ("Restricted Shares"); and

     (d) to make awards of "Performance Shares," i.e., awards to be earned by a participant based on the level of performance of the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the participant individually over a specified period of not less than one year.

     A Nonstatutory Option may contain, if the Compensation Committee so determines, a "Reload Option Feature" providing that, if a participant exercises all or part of such Option (the "Original Option") by surrendering already owned shares of Common Stock in full or partial payment of the exercise price under such Original Option, he shall be automatically granted on the date of such exercise a new Nonstatutory Option (a "Reload Option"), subject to the availability of shares of Common Stock under the 2000 Omnibus Plan at the time of exercise. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the exercise price, shall have an exercise price per share of Common Stock equal to the fair market value of the Common Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the original Option. A Reload Option shall be generally exercisable at any time and from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option). The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option.

     The Compensation Committee may grant Incentive Options and Non-statutory Options to the same participant, but not in tandem. Each Option shall expire no later than ten years from the date of grant; provided, however, that except as provided in the 2000 Omnibus Plan or as otherwise provided by the Compensation Committee, no participant may exercise an Option unless at the time of exercise he or she has been continuously in the employ of the Company or a subsidiary since the date of grant thereof. If a participant voluntarily terminates his or her employment with the consent of the Company, retires, becomes totally disabled, or dies during employment, the 2000 Omnibus Plan provides for limited periods following termination of employment during which Options held by the participant at the time of his or her termination may be exercised by the participant or by his or her estate. The exercise price of an Option shall be paid in full upon each exercise thereof in cash or, if authorized by the Compensation Committee, by delivering to the Company or its transfer agent shares of Common Stock having a fair market value on the date of such delivery equal to the exercise price, or by a combination of payment cash and Common Stock or as otherwise provided for in the 2000 Omnibus Plan. No Option will be transferable other than by Will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the recipient thereof only by such recipient. Subject to the foregoing, and the other provisions of the 2000 Omnibus Plan, Options granted thereunder may be exercised at such times, and in such amounts, and may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in the discretion of the Compensation Committee.

     Restricted shares of Common Stock awarded by the Compensation Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Compensation Committee may impose thereon and will be subject to forfeiture if certain events (which may, in the discretion of the Compensation Committee, include termination of employment and/or performance-based events) specified by the Compensation Committee occur prior to the lapse of the restrictions. The restricted share agreement between the Company and the participant will set forth the number of restricted shares awarded to the participant, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Compensation Committee in its discretion deems appropriate.

     Following a restricted share award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted shares will be held in escrow. Upon the lapse or termination of the restrictions (and not before), the share certificates will be delivered to the participant. From the date a restricted share award is effective, however, the participant will be a shareholder with respect to the restricted shares and will have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions imposed by the Compensation Committee.

     The Compensation Committee may award Performance Shares (expressed in dollars or shares) to be earned by a participant based on the level of performance of the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the participant individually over a specified period of not less than one year ("Performance Period"). For each Performance Period the Compensation Committee will establish a Performance Target and a Minimum Target, which may be the same or less than the Performance Target. Targets may be expressed in terms of earnings per share, return on assets, return on equity, asset growth, ratio of capital to assets or such other level or levels of performance by the Company, a subsidiary or subsidiaries, a branch, department or other unit thereof or the participant individually as the Compensation Committee may establish.

     A participant will earn the Performance Shares in full by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the Performance Shares will have been earned by the participant. If the Minimum Target is attained but the Performance Target is not attained, the portion of the Performance Shares earned by the participant will be determined on the basis of a formula established by the Compensation Committee.

     At any time prior to the end of a Performance Period, the Compensation Committee may adjust downward (but not upward) the Performance Target and/or the Minimum Target as a result of major events unforeseen at the time of the Performance Share award, such as changes in the economy, the industry, laws affecting the operations of the Company or a subsidiary or any other event the Compensation Committee determines would have a significant impact upon the probability of attaining the previously established Performance Target.

     Payment in respect of earned Performance Shares, whether expressed in dollars or shares, may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Compensation Committee at the time of payment. For this purpose, Performance Shares expressed in dollars will be converted to shares, and Performance Shares expressed in shares will be converted to dollars, based on the fair market value of the Common Stock as of the date the amount payable is determined by the Compensation Committee.

     Performance Share awards may have such other terms and conditions as the Compensation Committee in its discretion deems appropriate.

Eligible participants

     All employees of the Company and its various majority-owned subsidiaries, including officers and employee directors, as well as the non-employee directors of the Company and such subsidiaries, are eligible to receive grants and awards under the 2000 Omnibus Plan. All persons receiving grants or awards under the 2000 Omnibus Plan are hereinafter referred to as "participants."

Term of 2000 Omnibus Plan; Termination of 1993 Plan

     If adoption of the 2000 Omnibus Plan is authorized by the shareholders at the Annual Meeting, it shall become effective on the date thereof, and shall remain in effect until June 30, 2005, provided that Restricted Share and Performance Share awards and Options and SARs granted before that date shall remain valid in accordance with their terms.

Shares Authorized for Issuance; Replenishment Feature

     The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Shares and the settlement of Performance Shares under the 2000 Omnibus Plan is 500,000. The maximum number of shares issuable under the 2000 Omnibus Plan shall be increased on a share for share basis for each share of common stock which is currently reserved for issuance pursuant to awards of restricted shares and grants of options made under the 1995 Plan which shall not be issued prior to the cancellation, forfeiture or termination of such award or grant. Thus, the number of shares authorized for issuance under the 2000 Omnibus Plan may increase from 500,000 up to a maximum of 1,293,700 shares. The maximum number of shares authorized for issuance under the 2000 Omnibus Plan also shall be adjusted to account for stock dividends, stock split-ups and other recapitalization transactions, and may also be increased each year by 8% of (the Replenishment Percentage) of the amount, if any, by which the total number of shares of Common Stock outstanding as of the last day of the Company's fiscal year exceeds the total number of shares of Common Stock outstanding as of the first day of such fiscal year. Provided, however, that in no event shall the total number of shares authorized for issuance under the 2000 Omnibus Plan exceed 8% of the issued and outstanding shares of Common Stock as of the time of any replenishment adjustment.

Amendment; Termination

     The Board of Directors may amend or terminate the 2000 Omnibus Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under thereunder or (ii) the amendment changes the class of individuals eligible to become participants. No amendment shall, without a participant's consent, adversely affect any rights of such participant under any outstanding Restricted Share or Performance Share award or under any Option or SAR outstanding at the time such amendment is made.

Federal Income Tax Matters

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of 2000 Omnibus Plan awards under present law.

     Incentive Options. A participant will not recognize any taxable income for Federal income tax purposes upon receipt of an Incentive Option or, generally, at the time of exercise of an Incentive Option. The exercise of an Incentive Option generally will result in an increase in a participant's taxable income for alternative minimum tax purposes.

     If a participant exercises an Incentive Option and does not dispose of the shares received in a subsequent "disqualifying disposition" (a sale, gift or other transfer within two years after the date of grant of the Incentive Option or within one year after the shares are transferred to the participant), upon disposition of the shares any amount realized in excess of the participant's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the participant's tax basis in the shares) will be treated as compensation received by the participant in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. If shares of Common Stock received upon the prior exercise of an Incentive Option are transferred to the Company in payment of the exercise price of an Incentive Option within either of the periods referred to above, the transfer will be considered a "disqualifying disposition" of the shares transferred.

     Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by a participant upon exercise of an Incentive Option and not disposed of in a

"disqualifying disposition." If an amount is treated as compensation received by a participant because of a "disqualifying disposition," the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

     Nonstatutory Options. A participant will not recognize any taxable income for Federal income tax purposes upon receipt of a Nonstatutory Option. Upon the exercise of a Nonstatutory Option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the participant in the year of the exercise. If the exercise price of a Nonstatutory Option is paid in whole or in part with shares of Common Stock, no income, gain or loss will be recognized by the participant on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the Nonstatutory Option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the participant on the date of exercise of the stock option.

     The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the participant.

     Reload Option Rights. A participant should not recognize any taxable income for Federal income tax purposes upon receipt of reload option rights and a Reload Option should be treated as a Nonstatutory Option. See "Nonstatutory Options" above.

     Restricted Shares. A recipient of Restricted Shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). If a recipient is subject to Section 16(b) of the Exchange Act on the date of the award, the shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a
Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation in the same amount treated as compensation income to the grantee.

     Stock Appreciation Rights   A participant who is granted an SAR recognizes
no income upon the grant thereof. At the time of exercise, the participant will recognize compensation income equal to any cash received and the fair market value of any Common Stock received. A participant who receives shares of Common Stock, and who is subject to the provisions of Section 16(b) of the Exchange Act will recognize income based upon the fair market value of the Common Stock six months after the date of receipt thereof, unless he or she makes an election under Section 83(b) of the Code. This income is subject to income and employment tax withholding. The Company is entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

     Performance Shares. A participant who receives an award of Performance Shares will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares of Common Stock received pursuant to the award will be treated as compensation income received by the participant generally in the year in which the participant receives such cash or shares of Common Stock. If Performance Shares are expressed in dollars but paid in whole or in part in shares of Common Stock and the participant is subject to Section 16(b) of the Exchange Act on the date of receipt of such shares, the participant generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the participant makes an election under
Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the shares of Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant.

New Plan Benefits

     The Company has not determined when, or to what extent, it will make grants or awards under the 2000 Omnibus Plan. The following table sets forth the benefits which would have been received by or allocated to the persons or groups of persons identified below during the Company's fiscal year ended June 30, 2000, assuming that the 2000 Omnibus Plan had then been in effect, and further assuming that the awards and grants made under the 1995 Plan during that fiscal year had instead been made under the 2000 Omnibus Plan. Only grants of Nonstatutory Options were made during Fiscal 2000.

          Blimpie International Inc. 2000 Omnibus Stock Incentive Plan

                                                 Nonstatutory Option Grants
                                                 --------------------------
             Name and Position               Dollar Value        Number of Units

      Anthony P. Conza, CEO                       -                     -
      David L. Siegel, COO                        -                     -
      Charles G. Leaness, Exec VP                 -                     -
      Patrick Pompeo, Exec VP                     -                     -
      Joseph W. Morgan, Sr. VP                    -  (1)               125,000
      All Executives as a group                   -  (1)               125,000
      All Non-Executive Directors
       as a group                                 -                      -
      All Non-Executive Officer
      Employees as a group                        -  (1)                 5,000


(1) Based upon the $1.47 fair market value of the common stock calculated as of October 12, 2000 and an exercise price of $2.69.


                   PROPOSAL NUMBER 3: SELECTION OF AUDITORS

     At the Annual Meeting, the Company's shareholders will be asked to ratify the Board of Directors' selection of the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001. Said firm has served as the Company's independent auditors since 1999. It is not expected that a representative of Ernst & Young LLP will be present at the meeting.

Vote Required for Approval

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of this proposal.

          The Board of Directors recommends a vote FOR such proposal.



                                 OTHER MATTERS

Discretionary Authority To Vote Proxy

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and the discretionary authority to do so is included in the proxy.

Annual Report

     The Annual Report of the Company for the fiscal year ended June 30, 2000, including financial statements, accompanies this proxy statement. However, no action is proposed to be taken at the Annual Meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting materials.

Submission Of Shareholder Proposals

     Any shareholder who intends to present a proposal at the Annual Meeting of shareholders to be held in 2001 for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices no later than July 6, 2001. The Company will not be required to include in its proxy statement or form of proxy a shareholder's proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000 BY SENDING A REQUEST TO: INVESTOR RELATIONS DEPARTMENT, BLIMPIE INTERNATIONAL, INC., 1775 THE EXCHANGE, SUITE 600, ATLANTA, GA 30339

New York, New York
Dated: November 10, 2000

                          BLIMPIE INTERNATIONAL, INC.

                       2000 OMNIBUS STOCK INCENTIVE PLAN
                       ---------------------------------


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

1.01.  Agreement means a written agreement between the Company and a Participant
       ---------
or any written instrument issued by the Company to a Participant (including any amendment or supplement thereto) specifying the terms and conditions of an award of Restricted Shares or Performance Shares or a grant of an Option or SAR made to such Participant.

1.02.  Board means the Board of Directors of the Company.
       -----

1.03.  Code means the Internal Revenue Code of 1986, as amended.
       ----

1.04.  Committee means the Compensation Committee of the Board, consisting
       ---------
solely of not less than two non-employee directors who have been appointed to administer the Plan.

1.05.  Common Stock means the Company's common stock, $.01 par value.
       ------------

1.06.  Company means Blimpie International, Inc.
       -------

1.07.  Corresponding SAR means a SAR that is granted in relation to a particular
       -----------------
Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.08.  Date of Exercise means (i) with respect to an Option, the date that the
       ----------------
Option price is received by, and (ii) with respect to a SAR, the date that the notice of exercise is received by, the Company.

1.09.  Fair Market Value of the Common Stock shall be the mean between the
       -----------------
following prices, as applicable, for the date as of which fair market value is to be determined, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the Nasdaq Stock Market or any successor thereto ("Nasdaq"). If there are no such sale price quotations for the date as of which fair market value is to be determined, but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on Nasdaq, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this paragraph. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this paragraph on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

1.10  Incentive Stock Option shall have the meaning given to it by Section 422
      --------- ------------
of the Code.

1.11. Initial Value means, with respect to a SAR, the Fair Market Value of one
      -------------
share of Common Stock on the date of grant, as set forth in an Agreement.

1.12  Involuntary Termination means a Termination of Employment for a reason
      -----------------------
other than death, Retirement, Total Disability or voluntary resignation.

1.13  Nonstatutory Option means any Option granted by the Company pursuant to
      -------------------
this Plan which is not an Incentive Stock Option.

1.14. Option means any stock option that entitles the holder to purchase from
      ------
the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.15. Participant means an employee of the Company, or of a Subsidiary,
      -----------
including an employee who is a member of the Board, or a non-employee director, and any other person who satisfies the requirements of Article IV and is selected by the Committee or by the Board to receive a Restricted Share or Performance Share award, an Option, a SAR, or a combination thereof.

1.16  Performance Period means an accounting period of the Company or a
      ------------------
Subsidiary of not less than one year, as determined by the Committee in its discretion.

1.17. Performance Share means an award, expressed in dollars or shares of
      -----------------
Common Stock, granted to a Participant with respect to a Performance Period. Awards of Performance Shares expressed in dollars may be established as fixed dollar amounts, as a percentage of salary, as a percentage of a pool based on earnings of the Company, a Subsidiary or Subsidiaries or any branch, department or other portion thereof or in any other manner determined by the Committee in its discretion, provided that the amount thereof shall be capable of being determined as a fixed dollar amount as of the close of the Performance Period.

1.18  Performance Target means that level of performance established by the
      ------------------
Committee which must be met in order for an award of Performance Shares to be fully earned. The Performance Target may be expressed in terms of earnings per share, return on assets, asset growth, ratio of capital to assets or such other level or levels of accomplishment by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the Participant individually as may be established or revised from time to time by the Committee.

1.19. Plan means the Blimpie International, Inc. 2000 Omnibus Stock Incentive
      ----
Plan.

1.20. Restricted Shares means shares of Common Stock awarded to a Participant
      -----------------
under Article VII. Shares of Common Stock shall cease to be Restricted Shares when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

1.21. Retirement means a Termination of Employment by reason of a Participant's
      ----------
cessation of employment (or, in the case of a non-employee director, the cessation of his or her tenure as such), other than by reason of a Total Disability or Termination for Cause.

1.22. SAR means a stock appreciation right that entitles the holder to receive,
      ---
with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23. Subsidiary means any "subsidiary corporation" as such term is defined in
      ----------
Code section 424.

1.24  Termination of Employment means with respect to (a) Participants who are
      -------------------------
employees of the Company or a Subsidiary, the time when the employee-employer relationship between the Participant and the Company ceases to exist for any reason including, but not limited to termination by resignation, discharge, death, Total Disability or Retirement; and (b) Participants who are non-employee directors, the time when the Participant ceases to be a director by reason of his or her resignation, failure to stand for re-election or dismissal.

1.25  Termination for Cause means an Involuntary Termination of a Participant:
      ---------------------
(a) if the Participant has a written employment agreement with the Company or any Subsidiary, "for cause" as that or a similar term is defined in the employment agreement; or (b) if the Participant does not have a written employment agreement with the Company or any Subsidiary, by reason of (i) the Participant's dishonesty or misconduct (including substance abuse) in the performance of his or her duties; or (ii) a wilful failure by the Participant to perform his or her assigned duties which adversely affects the Company; of (iii) the conviction of the Participant of a felony or other criminal act. All determinations of whether or not a Termination for Employment is "for cause" will be made by the Committee in its sole and absolute discretion.

1.26  Total Disability means the inability of a Participant to engage in any
      ----------------
substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of a Participant will be made by the Committee in its sole and absolute discretion.

1.27  Non-Employee Director means a director who:
      ---------------------

       (a) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

       (b) does not receive compensation, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a director, except for an amount which does not exceed the dollar amount for which disclosure would be required pursuant to any provision of Regulations S-K promulgated by the Commission;

       (c) does not possess an interest in any other transaction for which disclosure would be required by any provision of said Regulation S-K; and

       (d) is not engaged in a business relationship for which disclosure would be required by any provision of said Regulation S-K.

1.28  1995 Plan means the Blimpie International, Inc. 1995 Omnibus Stock
      ---------
Incentive Plan, as amended.

                                   ARTICLE II

                                    PURPOSES
                                    --------

     The Plan is intended to assist the Company in recruiting and retaining employees and directors with ability and initiative by enabling them to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Restricted Shares, the award of Performance Shares, the grant of SARs, and the grant of both Incentive Stock Options and Nonstatutory Options. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                ADMINISTRATION
                                --------------

     Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to award Restricted Shares and Performance Shares and to grant Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Shares. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which Restricted Shares may become transferable or nonforfeitable. In addition the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Option, SAR, Restricted Share award or Performance Share award. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to Participants who are not subject to the reporting and other provisions of
Section 16 of the Securities Exchange Act of 1934, as in effect from time to time (the "Exchange Act"). In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

     In addition to, and not in substitution or replacement of, the powers and authority conferred upon the Committee pursuant to this Plan, the Board shall also be entitled to award Restricted Shares or Performance Shares and/or to grant one or more Options, SARs, or Options and SARs to any eligible Participant, and when it makes such awards and/or grants, all of the provisions of this Plan which pertain to the Committee shall be construed as though the word "Board" appeared in place of the word "Committee," and the Board shall have, and shall be entitled to exercise, all of the powers and authority conferred upon the Committee when making, amending, modifying canceling, settling or rescinding any of such awards and/or grants.

                                  ARTICLE IV

                                  ELIGIBILITY
                                  -----------

4.01.  General.  Any employee of the Company or of any Subsidiary (including any
       -------
corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Subsidiary. Any such employee may be awarded Restricted Shares or Performance Shares or may be granted one or more Options, SARs, or Options and SARs. A director of the Company who is an employee of the Company or a Subsidiary, and a non-employee director of the Company or a Subsidiary, may be awarded Restricted Shares and Performance Shares and may be granted Options or SARs under this Plan. Further, the Committee may from time to time in its sole discretion award Restricted Shares and Performance Shares and may grant Options or SARs to non-employees or non-key employees in conjunction with mergers and acquisition transactions.

4.02.  Grants.  The Committee will designate individuals to whom Restricted
       ------
Shares and Performance Shares are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. The Committee may grant Incentive Stock Options and Nonstatutory Options to the same Participant, but not in tandem. A SAR may be granted with or without a related Option. All Restricted Shares and Performance Shares awarded, and all Options and SARs granted, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted Incentive Stock Options or related SARs (under all Incentive Stock Option plans of the Company and its Subsidiaries) which are first exercisable in any year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.

                                   ARTICLE V

                         COMMON STOCK SUBJECT TO PLAN
                         ----------------------------

5.01.  Source of Shares.  Upon the award of Restricted Shares and when a
       ----------------
Performance Share is earned, the Company may issue authorized but unissued shares of Common Stock. Upon the exercise of an Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued Common Stock.

5.02.  Maximum Number of Shares.  The maximum aggregate number of shares of
       ------------------------
Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Shares and the settlement of Performance Shares under this Plan is 500,000, subject to increases and adjustments as provided in this
Article V and Article IX.

5.03. Replenishment.  The maximum number of shares authorized for issuance
      -------------
under this Plan pursuant to Section 5.02 shall be increased each year by 8% (the "Replenishment Percentage") of the amount, if any, by which the total number of shares of Common Stock outstanding as of the last day of the Company's fiscal year exceeds the total number of shares of Common Stock outstanding as of the first day of such fiscal year. Provided, however, that in no event shall the total number of shares authorized for issuance under this Plan exceed 8% of the authorized and outstanding shares of Common Stock as of the time of any replenishment adjustment. The issuance of shares of Common Stock under this Plan and the application of Article IX shall be disregarded for purposes of applying the preceding sentence. This Section 5.03 shall first apply with respect to the fiscal year of the Company beginning on July 1, 2001.

5.04  Forfeitures, etc.  If an Option or SAR is terminated, in whole or in part
      -----------------
for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs granted, or Restricted Shares and Performance Share awards to be granted under this Plan. Any Restricted Shares that are forfeited or Performance Shares that are unearned may be reallocated to other Options or SARs granted, or Restricted Shares awarded, under this Plan.

5.05  Reserved but Unissued 1995 Plan Shares. If an option or SAR granted under
      --------------------------------------
the 1995 Plan is terminated, in whole or in part for any reason other than its exercise, or any restricted shares or performance shares awarded under the 1995 Plan are forfeited or unearned for any reason, the maximum number of shares authorized for issuance under this Plan pursuant to Section 5.02 shall be increased by the number of shares of Common Stock which had been reserved for issuance pursuant to such terminated 1995 Plan option or SAR grant, or forfeited 1995 Plan restricted share or performance share award.


                                  ARTICLE VI

                     OPTIONS AND STOCK APPRECIATION RIGHTS
                     -------------------------------------

6.01  Nonstatutory Options.  The Committee may grant Nonstatutory Options under
      --------------------
this Plan. Such Nonstatutory Stock Options must comply with all applicable requirements of this Plan except for those which pertain solely to Incentive Stock Options.

6.02  Incentive Stock Options.  The Committee may grant Incentive Stock Options
      -----------------------
under this Plan which shall comply with all of the restrictions and limitations set forth in Section 422 of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Nonstatutory Stock Option.

6.03  Vesting of Options.  The Participant's Agreement shall specify the date or
      ------------------
dates on which the Participant may begin to exercise all or a portion of his Option. Subsequent to such dates or dates, the Option shall be deemed "vested." Notwithstanding the terms of any Agreement, the

Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant.

6.04  Grant and Exercise of SARs.  SARs may be granted to Participants by the
      --------------------------
Committee independently of any Option granted pursuant to this Article or as a Corresponding SAR. In the case of a Corresponding SAR granted in tandem with a Nonstatutory Option, such SAR may be exercised either at or after the time of the exercise of such Nonstatutory Option. In the case of a Corresponding SAR granted in tandem with an Incentive Stock Option, such SAR may be exercised only at the time of the exercise of such Incentive Stock Option.

A Corresponding SAR, shall terminate and no longer be exercisable upon the termination or exercise of related Option. However, if a Corresponding SAR is granted with respect to less than the full number of shares covered by a related Option, such SAR shall terminate only if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by such SAR.

6.05  Exercise of Options and SARs Conditioned on Continuous Employment.
      ------------------------------------------------------------------
Except as otherwise provided in this Plan or by the Compensation Committee, no Participant may exercise an Option or SAR unless at the time of exercise he or she has been continuously in the employ of the Company or a Subsidiary since the date of grant thereof.

6.06  Terms and Conditions of Stock Appreciation Rights.   SARs shall be subject
      -------------------------------------------------
to such terms and conditions as shall be determined from time to time by the Committee and embodied in the Agreements and in procedures established by the Committee. The Committee at any time may accelerate the exercisability of any SAR and otherwise waive or amend any conditions of the grant of a SAR.

6.07. Maximum Option or Stock Appreciation Right Period.  The maximum period in
      -------------------------------------------------
which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option that is an Incentive Stock Option and any Corresponding SAR that relates to such Option shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.08  Option Exercise Price.  The price per share for Common Stock purchased on
      ---------------------
the exercise of an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

6.09.  Payment of Option Exercise Price.  Unless otherwise provided by the
       --------------------------------
Agreement, payment of the Option exercise price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement so provides, payment of all or part of the exercise price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the exercise price, the shares surrendered must have a Fair Market Value

(determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

6.10.  Determination of Payment of Cash and/or Common Stock Upon Exercise of
       ---------------------------------------------------------------------
SAR. At the Committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and common Stock. A Fractional share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.11   Reload Options.  The Committee shall have the authority to specify at the
       --------------
time of grant that a Participant shall be granted another Option (a "Reload Option") in the event such Participant exercises all or part of a Nonstatutory Option (an "Original Option") by surrendering in accordance with Section 6.08 hereof already owned shares of Common Stock in full or partial payment of the exercise price under such Original Option, subject to the availability of shares of Common Stock under the Plan at the time of exercise. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the exercise price, shall have an exercise price per share of Common Stock equal to the Fair Market Value of the Common Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option); provided, however, that a Reload Option granted to a Participant subject to the provisions of Section 16(b) of the Exchange Act shall not be exercisable during the first six months from the date of grant of such Reload Option. The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, consistent with this Section 6.11, as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option.
A Reload Option shall contain such other terms and conditions which may include a restriction on the transferability of the number of shares of Common Stock received upon exercise of the Original Option reduced by a number of shares equal in value to the tax liability incurred upon exercise as the Committee, in its sole discretion, may deem desirable which may be set forth in the Agreement evidencing the Reload Option.

6.12.  Nontransferability.  Any Option or SAR granted under this Plan shall be
       ------------------
nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of a Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.13   Cancellation and New Grant of Options.  The Committee shall have the
       -------------------------------------
authority to effect, at any time, and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of

Common Stock having an Option exercise price per share which may be lower or higher than the exercise price per share of the canceled Options.

6.14.  Shareholder Rights.  No Participant shall have any rights as a
       ------------------
shareholder with respect to shares subject to an Option or SAR until the Date of Exercise of such Option or SAR.

6.15   Retirement of Holder of Options or Stock Appreciation Rights.   If there
       ------------------------------------------------------------
is a Termination of Employment of a Participant to whom an Option and/or SAR has been granted due to Retirement, each Incentive Stock Option held by the retired Participant, whether or not then vested, may be exercised until the earlier of
(a) the end of the three month period immediately following the date of such Termination of Employment; or (b) the expiration of the term specified in the Option or SAR. In the case of a Nonstatutory Option, there shall be substituted the words, "the end of the twelve month period" for the words "the end of the three month period" in the immediately preceding sentence.

6.16   Total Disability of Holder of Options or Stock Appreciation Rights.  If
       ------------------------------------------------------------------
there is a Termination of Employment of a Participant to whom an Option and/or a SAR has been granted by reason of his or her Total Disability, each Option and/or SAR held by the Participant, whether or not then vested, may be exercised until the earlier of: (a) the end of the twelve month period immediately following the date of such Termination of Employment; or (b) the expiration of the term specified in the Option or SAR.

6.17   Death of Holder of Options or Stock Appreciation Rights.  If there  is a
       -------------------------------------------------------
Termination of Employment of a Participant to whom an Option or SAR has been granted by reason of his or her death, or (b) the death of a former employee within three months following the date of his or her Retirement (or, in the case of a Non-statutory Option, within twelve months following the date of his or her Retirement), or (c) the death of a former employee within twelve months following the date of his or her Termination of Employment by reason of Total Disability, then each Option and SAR held by the person at the time of his or her death, whether or not then vested, may be exercised by the person or persons to whom the Option or SAR shall pass by will or by the laws of descent and distribution (but by no other persons) until the earlier of (i) the end of the twelve month period immediately following the date of death (or such longer period as is permitted by the Committee); and (ii) the expiration of the term specified in the Option or SAR.

6.18   Termination of Employment for Cause:  Voluntary Termination Prior to
       --------------------------------------------------------------------
Retirement.  If there is a Termination of Employment for Cause of a Participant
----------
to whom an Option or SAR has been granted under this Plan, or if a Participant voluntarily terminates his or her employment prior to Retirement (other than by reason of Total Disability), then all Options and SARs held by such Participant, whether or not then vested, shall automatically be canceled at the time of such Termination of Employment and shall be of no further force or effect thereafter. This section shall not affect any Common Stock acquired by the Participant upon exercise of Options or SARs prior to such Termination of Employment by the Participant.

                                 ARTICLE  VII

                            RESTRICTED SHARE AWARDS
                            -----------------------

7.01.  Award.  In accordance with the provisions of this Article VII, the
       -----
Committee will designate each individual to whom an award of Restricted Shares is to be made and will specify the number of shares of Common Stock covered by the award.

7.02.  Vesting.  The Committee, on the date of the award, may prescribe that a
       -------
Participant's rights in the Restricted Shares shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Subsidiaries before the expiration of a stated term or if the Company and its Subsidiaries or the Participant fail to achieve stated objectives.

7.03.  Shareholder Rights; Escrow.  Prior to their forfeiture in accordance with
       --------------------------
the terms as the Agreement and while the shares are Restricted Shares, a Participant will have all rights of a shareholder with respect to Restricted Shares, including the right to receive dividends and vote the shares; provided, however, that (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Shares, (b) the Company shall retain custody of the certificates evidencing Restricted Shares and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Shares. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Shares.

7.04   Restricted Share Agreement. Restricted Share awards shall be evidenced by
       --------------------------
an Agreement in the form prescribed by the Committee which shall set forth such terms, conditions and restrictions as the Committee in its discretion deems appropriate. Restricted Share awards shall be effective only upon execution of the applicable Agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the Participant.


                                 ARTICLE VIII

                           PERFORMANCE SHARE AWARDS
                           ------------------------

8.01   Award.  The Committee may award Performance Shares which shall be earned
       -----
by a Participant based on the level of performance over a specified period of time by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the Participant individually, as determined by the Committee.

8.02   Procedure for Earning Award. A Participant shall earn awarded Performance
       ---------------------------
Shares in full by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the Performance Share shall have been earned by the Participant. If the Minimum Target is attained but the Performance Target is not attained, the portion of the Performance Share award earned by the Participant shall be determined on the basis of a formula established by the Committee.

8.03   Adjustments to Awards.    At any time prior to the end of a Performance
       ---------------------
Period, the Committee may adjust downward (but not upward) the Performance Target and/or the Minimum Target as a result of major events unforeseen at the time of the Performance Share award, such as changes in the economy, the industry, laws affecting the operations of the Company or a Subsidiary or any other event the Committee determines would have a significant impact upon the probability of attaining the previously established Performance Target.

8.04   Payment of Awards.  Payment of earned Performance Shares shall be made to
       -----------------
Participants following the close of the Performance Period as soon as practicable after the time the amount payable is determined by the Committee. Payment in respect of earned Performance Shares, whether expressed in dollars or shares, may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Committee at the time of payment. For this purpose, Performance Shares expressed in dollars shall be converted to shares, and Performance Shares expressed in shares shall be converted to dollars, based on the Fair Market Value of the Common Stock as of the date the amount payable is determined by the Committee.

8.04   Effects of Termination of Employment.  If prior to the close of the
       ------------------------------------
Performance Period the employment of a Participant who received an award of Performance Shares is voluntarily terminated with the consent of the Company or a Subsidiary or the Participant retires, or if the Participant dies during employment, the Committee may in its absolute discretion determine to pay all or any part of the Performance Share award based upon the extent to which the Committee determines the Performance Target or Minimum Target has been achieved as of the date of termination of employment, retirement or death, the period of time remaining until the close of the Performance Period and/or such other factors as the Committee may deem relevant. If the Committee in its discretion determines that all or any part of the Performance Share award shall be paid, payment shall be made to the Participant or his or her estate as promptly as practicable following such determination and may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Committee at the time of the payment. For this purpose, Performance Shares expressed in dollars shall be converted to shares, and Performance Shares expressed in shares shall be converted to dollars, based on the Fair Market Value of the Common Stock as of the date the amount payable is determined by the Committee.

       If, prior to the close of a Performance Period, a Termination of Employment of a Participant who received an award of Performance Shares occurs for any reason other than voluntary termination with the consent of the Company or a Subsidiary, Retirement or death, the Performance Shares of the Participant shall be deemed not to have been earned, and no portion of such Performance Shares may be paid. Whether Termination of Employment is a voluntary termination with the consent of the Company or a Subsidiary shall be determined, in its discretion, by the Committee. Any determination by the Committee on any matter with respect to Performance Shares shall be final and binding on both the Company and the Participant.

8.05   Performance Share Agreement.  Performance Share awards shall be evidenced
       ---------------------------
by an Agreement in the form prescribed by the Committee which shall set forth the amount or manner of determining the amount of the Performance Shares, the Performance Period, the Performance Target and any Minimum Target and such other terms and conditions as the Committee in its discretion deems appropriate. Performance Share awards shall be effective only upon execution of the applicable Performance Share Agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the Participant.


                                  ARTICLE IX

                                  ADJUSTMENTS
                                  -----------

     The maximum number of shares that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Shares and the settlement of Performance Shares under this Plan and the Replenishment Percentage in Section
5.03 shall be proportionately adjusted, and the terms of outstanding Restricted Share awards, Performance Share Awards, Options, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this
Article IX by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Shares, Performance Shares, Options or SARs.

     The Committee may award Restricted Shares and Performance Shares, may grant Options, and may grant SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted Restricted Share and Performance Share awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                   ARTICLE X

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
             -----------------------------------------------------

     No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which Restricted Shares are awarded, Performance Shares were earned or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.


                                  ARTICLE XI

                              GENERAL PROVISIONS
                              ------------------

11.01.  Effect on Employment.  Neither the adoption of this Plan, its operation,
        --------------------
nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

11.02.  Unfunded Plan.  The Plan, insofar as it provides for grants and awards,
        -------------
shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants or awards under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Subsidiary

11.03.  Rules of Construction.  Headings are given to the articles and sections
        ---------------------
of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

11.04.  Employee Status.  For purposes of determining the applicability of Code
        ---------------
section 422 (relating to Incentive Stock Options), or in the event that the terms of any Option or SAR provide that it may be exercised or that awards of Restricted Shares or Performance Shares may become vested or earned only during employment or within a specified period of time after Termination of Employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

11.05  Tax Withholding.  Each Participant shall, no later than the date as of
       ---------------
which the value of a grant of an Option or SAR, or an award of any Restricted Shares or Performance Shares or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or Common Stock, the withholding of Common Stock or cash to be received through grants or awards of any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

11.06  Indemnification.  No member of the Board or the Committee shall be liable
       ---------------
for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board or the Committee be liable for any Agreement issued pursuant to this Plan or any grants or awards made under it. Each member of the Board and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his or her action constitutes serious and willful misconduct.

11.07  Other Compensation Plans.  The adoption of the Plan shall not affect any
       ------------------------
other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from: (a) establishing any other forms for incentive or other compensation for directors, officers or employees of the Company or its Subsidiaries; or (b) assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

11.08  Non-Contravention of Securities Laws.  Notwithstanding anything to the
       ------------------------------------
contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

11.09  Unenforceability of a Particular Provision.  The unenforceability of any
       ------------------------------------------
particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such unenforceable provision were omitted.

                                  ARTICLE XII

                                   AMENDMENT
                                   ---------

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Restricted Share or Performance Share award or under any Option or SAR outstanding at the time such amendment is made.

                                 ARTICLE XIII

                               DURATION OF PLAN
                               ----------------

     No Restricted Shares or Performance Shares may be awarded and no Option or SAR may be granted under this Plan after June 30, 2005. Restricted Share and Performance Share awards and Option and SAR grants made before that date shall remain valid in accordance with their terms.

     Restricted Shares and Performance Shares may be awarded and Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Restricted Share or Performance Share award, or Option or SAR grant will be effective unless this Plan is approved by a majority of the Company's shareholders voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.

                          BLIMPIE INTERNATIONAL, INC.
    This Proxy is Solicited on Behalf of the Board of Directors of Blimpie
                              International, Inc.

The undersigned holder of the $.01 par value Common Stock (the "Common Shares") of Blimpie International, Inc. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of the Company and Proxy Statement attached thereto, all relating to the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and does appoint Anthony P. Conza, David L. Siegel, Charles
G. Leaness and Patrick J. Pompeo, and each of them, the true and lawful attorney or attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of Common Shares the undersigned would be entitled to vote if then personally present at the Annual Meeting to be held at the offices of Hall Dickler Kent Goldstein & Wood, LLP, 909 Third Avenue, 27th Floor, on Monday, December 11, 2000, at 9:00 A.M., or at any adjournment or adjournments thereof, and thereat to vote all Common Shares of the Company held by the undersigned and entitled to be voted thereat upon the following matters:

1. To elect as Directors to serve until the Annual Meeting to be held in 2001 for the fiscal year ending June 30, 2001, the Nominees listed below:

Anthony P. Conza (Chairman), David L. Siegel (Vice-Chairman), Charles G. Leaness, Patrick J. Pompeo, Harry G. Chernoff and Alvin Katz.

FOR all the foregoing Nominees___________
WITHHOLD AUTHORITY to vote for the foregoing Nominees_______________

NOTE: To withhold authority to vote for any individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

2. To adopt the 2000 Omnibus Stock Incentive Plan

FOR_______ AGAINST_______ ABSTAIN_________

3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

FOR_______ AGAINST_______ ABSTAIN_________

4. To transact such other business as may properly come before the meeting.

This Proxy confers authority to vote "FOR" each of propositions 1, 2 and 3 listed above unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote of "FOR" for each of the listed propositions. This proxy is solicited on behalf of the Board of Directors of Blimpie International, Inc. and may be revoked prior to its exercise.

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

                              Dated:___________________________________

                              Signature of Shareholder_________________

                              Signature of Shareholder_________________